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                                                           EXHIBIT 23.2




                    CONSENT OF DE BRAUW BLACKSTONE WESTBROEK


We hereby consent to the reference to De Brauw Blackstone Westbroek in the Registation Statement on Form-4 under the heading "Legal Matters."

July 23, 1997
                                          /s/ Eduard C de Bouter

                                          Eduard C de Bouter